                                  EXHIBIT 10.29

                              CONSULTING AGREEMENT

          AGREEMENT made as of the 25th day of April, 2003 by and between Health Express USA, Inc., maintaining its principal offices at 1761 West Hillsboro Blvd, Suite 203, Deerfield Beach, FL 33442 (hereinafter referred to as "Client") and Geoffrey Eiten maintaining his principal offices at 105 Centre St, Dover, MA 02030 (hereinafter referred as "Mr. Eiten").

                               W I T N ES S E T H:

          WHEREAS, Mr. Eiten is engaged in the business of management consulting services and has knowledge, expertise and personnel to render the requisite services to Client; and

          WHEREAS, Client is desirous of retaining Mr. Eiten for the purpose of obtaining these services so as to better, more fully and more effectively deal more effectively in the corporate development arena. NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

          I.      Engagement of Mr. Eiten.   Client  herewith engages Mr. Eiten
and Mr. Eiten agrees to render to Client consulting services which would include evaluating various business strategies and recommending changes where appropriate and also critically evaluate the Client's performance in view of its corporate planning and business objectives. This would also include evaluation of upper management.

          A. The consulting services to be provided by the Mr. Eiten shall include, but are not limited to, the development, implementation and maintenance of a sound corporate development strategy which would include:

          1. Corporate Planning--(a) develop an in-depth familiarization with the Client's business objectives and bring to its attention potential or actual opportunities which meet those objectives or logical extensions thereof, (b) alert the Client to new or emerging high potential forms of production and distribution which could either be acquired or developed internally, (c) comment on the Client's corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc., (d) assist the Client in franchise planning and development, and (e) identify prospective suitable merger or acquisition candidates for the Client, perform appropriate diligence investigations with respect thereto, advise the Client with respect to the desirability of pursuing such candidates, and assist the Client in any negotiations which may ensue therefrom.

          B. The services to be rendered by Mr. Eiten to the Client shall under NO circumstances include the following:

          1. Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required by Mr. Eiten to be registered as a broker-dealer under the Securities Act of 1934.

          2. Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.

          C. Client acknowledges that Mr. Eiten will devote such time as is reasonably necessary to perform the services for Client, having due regard for Mr. Eiten's commitments and obligations to other businesses for which it performs consulting services.

         II.      Compensation and Expense  Reimbursement.

          A.      Client  will   pay  Mr.   Eiten,   as   compensation   for the
services provided for in this Agreement and as reimbursement for expenses incurred by Mr. Eiten on Client's behalf, in the manner set forth in Schedule A annexed to this Agreement which Schedule is incorporated herein by reference.

          B. In addition to the compensation and expense reimbursement referred to in Section 2(A) above, Mr. Eiten shall be entitled to receive from Client a "Transaction Fee", as a result of any Transaction (as described below) between Client and any other company, entity, person, group or persons or other party which is introduced to, or put in contact with, Client by Mr. Eiten, or by which Client has been introduced to, or has been put in contact with, by Mr. Eiten. A "Transaction" shall mean merger, consolidation or other similar transaction or series or combination of transactions whereby Client or such other party transfer to the other, or both transfer to a third entity or person, or any interest in its business in exchange for cash or other valuable property or rights, or wherein they make a contribution of capital or services to a joint venture, commonly owned enterprise or business opportunity with the other for purposes of future business operations and opportunities. To be a Transaction covered by this section, the transaction must occur during the term of this Agreement. The calculation of a Transaction Fee shall be based upon the total value of the consideration, business, assets or other value given, paid, transferred or contributed by, or to, the Client and shall equal 10% of the dollar value of the Transaction. Such fee shall be paid by certified funds at the closing of the Transaction.

          Term and Termination. This Agreement shall be for a period of one year commencing April 25, 2003 and terminating April 25, 2004. Either party hereto shall have the right to terminate this Agreement upon 30 days prior written notice to the other party.

          Treatment of Confidential Information. Mr. Eiten shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Mr. Eiten in connection with Mr. Eiten's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the "Confidential Information"). The Mr. Eiten will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Mr. Eiten is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.

          Representation by Mr. Eiten of other clients. Client acknowledges and consents to Mr. Eiten rendering management consulting services to other clients of the Mr. Eiten engaged in the same or similar business as that of Client.

          Indemnification by Client as to Information Provided to Mr. Eiten. Client acknowledges that Mr. Eiten, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client's officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Mr. Eiten, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Mr. Eiten.

          Independent Contractor. It is expressly agreed that Mr. Eiten is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on Mr. Eiten or consultant's employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.

          Non-Assignment. This Agreement shall not be assigned by either party without the written consent of the other party.

          Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

          Entire Agreement. The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

          Modification and Waiver. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

          Law to Govern; Forum for Disputes. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principle of conflict of laws. Each party acknowledges to the other that courts within the City of Boston, Massachusetts shall be the sole and exclusive forum to adjudicate any disputes arising under this agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                                             By: /s/ GEOFFREY EITEN
                                             ---------------------------------
                                             Geoffrey Eiten


                                             Health Express USA, Inc.


                                             By: /s/ DOUGLAS BAKER
                                             ---------------------------------
                                             Douglas Baker, CEO


                                             By: /s/ MARCO D'ALONZO
                                             ---------------------------------
                                             Marco D'Alonzo, COO

SCHEDULE A-1               PAYMENT FOR SERVICES AND REIMBURSEMENT OF EXPENSES.

SCHEDULE A-1

PAYMENT FOR SERVICES
AND REIMBURSEMENT OF EXPENSES

          A. For the services to be rendered and performed by Mr. Eiten during the term of the Agreement, Client shall pay to Mr. Eiten 200,000 shares.

          B. Client shall also reimburse Mr. Eiten for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties for Client upon presentation of statements setting forth in reasonable detail the amount of such expenses. Mr. Eiten shall not incur any expense for any single item in excess of $250 either verbally or written except upon the prior approval of the Client. Mr. Eiten agrees that any travel, entertainment or other expense which it may incur and which may be referable to more than one of its clients (including Client) will be prorated among the clients for whom such expense has been incurred.



                                             By: /s/ GEOFFREY EITEN
                                             ---------------------------------
                                             Geoffrey Eiten


                                             Health Express USA, Inc.


                                             By: /s/ DOUGLAS BAKER
                                             ---------------------------------
                                             Douglas Baker, CEO


                                             By: /s/ MARCO D'ALONZO
                                             ---------------------------------
                                             Marco D'Alonzo, COO



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